UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2010

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10653 South River Front Parkway, Suite 300 South Jordan, UT	84095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 984-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Certain statements contained in this Current Report on Form 8-K are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby.

Forward-looking statements include Headwaters’ expectations as to the managing and marketing of coal combustion products, the production and marketing of building materials and products, the production and marketing of cleaned coal, the licensing of residue hydrocracking technology and catalyst sales to oil refineries, the availability of refined coal tax credits, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters’ future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products, cleaned coal, catalysts, and the availability of tax credits, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. In some cases, words such as “may,” “should,” “intends,” “plans,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “believes,” “seeks,” “estimates,” “forecasts,” or variations of such words and similar expressions, or the negative of such terms, may help to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking.

In addition to matters affecting the coal combustion products, building products, and energy industries or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in Item 1A Risk Factors in Headwaters’ Annual Report on Form 10-K for the fiscal year ended September 30, 2009, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Item 2.02.	Results of Operations and Financial Condition.

On November 2, 2010, we issued our fiscal year 2010 fourth quarter earnings press release. A copy of that press release is attached hereto as Exhibit 99.1. The information in Item 2.02 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 2.06.	Material Impairments.

On November 1, 2010, Headwaters’ audit committee concluded that a material charge for asset impairment in the energy segment was required under generally accepted accounting principles (GAAP). GAAP requires that an asset impairment be recorded if the carrying value of the asset exceeds estimated future cash flows. Many of Headwaters’ coal cleaning assets were idled or produced coal at low levels of capacity over the last two years, primarily because of market conditions. If assumptions in a forecast of future cash flows are based primarily on historical operating conditions, Headwaters estimates a coal cleaning asset impairment of $34.5 million. The non-cash impairment may have little relationship to the potential future value of the assets or future operating conditions, which may change from historical patterns.

The impairment charge has been reflected in Headwaters’ results for the quarter ended September 30, 2010 and did not affect Headwaters’ cash position, cash flow from operating activities or senior debt covenant compliance.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release announcing Headwaters’ financial results for the quarter and year ended September 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2010

HEADWATERS INCORPORATED
(Registrant)

By:	/S/ KIRK A. BENSON
Kirk A. Benson
Chief Executive Officer
(Principal Executive Officer)

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